UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 14, 2011
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On June 8, 2011, DeVry Inc. (“DeVry”) filed a Current Report on Form 8-K to report that Richard M. Gunst, Senior Vice President, Chief Financial Officer and Treasurer of DeVry had informed DeVry of his decision to retire from DeVry and that Mr. Gunst would continue in his role while DeVry conducted an internal and external search for his successor and as long as necessary to ensure a smooth transition of duties.  As a result of the appointment of a new Senior Vice President, Chief Financial Officer and Treasurer of DeVry, as described further below, Mr. Gunst will no longer be an officer of DeVry.  Mr. Gunst will continue as an employee of DeVry on an interim basis until February 3, 2011 and his employment agreement with DeVry will terminate on such date.

On December 14, 2011, DeVry announced that the Board of Directors of DeVry had appointed Timothy J. Wiggins, 55, to serve as Senior Vice President, Chief Financial Officer and Treasurer, effective January 3, 2012.  Prior to joining DeVry Mr. Wiggins was the executive vice president and chief financial officer of Tellabs, Inc., which he joined in 2003.  In that role, he was responsible for leading all aspects of Tellabs’ global finance functions, including accounting, treasury, audit, financial planning and analysis, risk management and investor relations.

Mr. Wiggins was not selected pursuant to any arrangement or understanding between him and any other person.  There has been no transaction, or proposed transaction, since July 1, 2010 to which DeVry was or is to be a participant, and in which Mr. Wiggins or any member of his immediate family had or is to have a direct or indirect material interest.  There are no family relationships between Mr. Wiggins and any of DeVry’s other directors, executive officers or persons nominated or chosen by DeVry to become directors or executive officers.

On December 14, 2011, DeVry entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Wiggins.  The Employment Agreement provides for, among other things, the following:

 (i)           Mr. Wiggins’ initial base salary may be increased annually by DeVry’s Chief Executive Officer in coordination with the Compensation Committee of DeVry’s Board of Directors (the “Compensation Committee”) but may not be decreased, except in the case of an across-the-board percentage reduction in base salaries.

(ii)           Mr. Wiggins will be eligible for annual equity awards, as determined by DeVry, DeVry’s Board of Directors and/or the Compensation Committee, under DeVry’s equity award plans.

(iii)           Mr. Wiggins will be eligible to receive an annual cash incentive payment under DeVry’s Management Incentive Program (“MIP”) based on a percentage of Mr. Wiggins’ base salary upon the achievement of specific organization-wide and personal performance goals that will be determined each fiscal year by Mr. Wiggins’ direct supervisor and/or the Compensation Committee.

(iv)           Mr. Wiggins will be eligible to participate in the health and welfare benefit plans and any qualified and/or non-qualified retirement plans of DeVry.

 (v)           Mr. Wiggins’ employment with DeVry will end upon the earlier of (A) Mr. Wiggins’ death or Permanent Disability (as defined in the Employment Agreement), (B) Mr. Wiggins’ resignation at any time with or without Good Reason (as defined in the Employment Agreement) or (C) termination by DeVry at any time with or without Cause (as defined in the Employment Agreement).

(vi)           If (A) Mr. Wiggins’ employment with DeVry is terminated by DeVry without Cause or by Mr. Wiggins with Good Reason and (B) Mr. Wiggins executes a legally effective Release (as defined in the Employment Agreement) and complies with the terms of the Employment Agreement and the Release, Mr. Wiggins will be entitled to the following benefits:

(1)	Accrued Benefits (as defined in the Employment Agreement), payable no later than 30 days afterr. Wiggins’ Termination Date (as defined in the Employment Agreement);

(2)	one and one-half times the sum of Mr. Wiggins’ base salary plus MIP Target (as defined in the Employment Agreement), payable in 18 equal monthly payments;

(3)	a pro-rated MIP Award (as defined in the Employment Agreement), if employed for at least six months in the fiscal year during which termination occurs, based on actual performance paid in a lump sum at the time MIP awards are paid to other employees;

(4)	18 months of continued health benefit plan coverage at active employee rates following the Termination Date; and

(5)	access to a nine month senior executive level outplacement program at DeVry’s sole expense.

(vii)           If (A) Mr. Wiggins’ employment with DeVry is terminated by DeVry without Cause or by Mr. Wiggins with Good Reason during a Change in Control Period (as defined in the Employment Agreement) and (B) Mr. Wiggins executes a legally effective Release (as defined in the Employment Agreement) and complies with the terms of the Employment Agreement and Release, Mr. Wiggins will be entitled to the following benefits:

(1)           Accrued Benefits, payable no later than 30 days after the Termination Date;

(2)	two times the sum of Mr. Wiggins’ base salary plus MIP Target, payable in 24 equal monthly payments;

(3)           24 months of continued health benefit plan coverage at active employee rates following the Termination Date; and

(4)	access to a twelve month senior executive level outplacement program at DeVry’s sole expense.

(viii)           If Mr. Wiggins’ employment is terminated during a Change in Control Period (A) for Cause, (B) by reason of Mr. Wiggins’ resignation without Good Reason or (C) by reason of Mr. Wiggins’ death or Permanent Disability, DeVry shall provide Mr. Wiggins or Mr. Wiggins’ estate or beneficiaries, as appropriate, with Accrued Benefits, payable within 30 days following Mr. Wiggins’ Termination Date, and DeVry shall have no other severance obligations under the Employment Agreement.

(ix)           Mr. Wiggins is subject to a non-compete and non-solicitation period following the end of Mr. Wiggins’ employment of (A) 24 months if termination occurs with Good Reason or without Cause during a Change in Control Period or (B) 18 months in the case of any other termination.

 This description is qualified in its entirety by reference to the Executive Employment Agreement attached hereto as Exhibit 10.1.

In connection with the signing of his Employment Agreement, subject to DeVry’s policies with respect to equity grants and insider trading, Mr. Wiggins will receive (1) a cash signing bonus of $20,000 and (2), a one-time grant of equity-based compensation with a total estimated value of $1,100,000.  This one-time grant is comprised of (i) time-based restricted stock units that vest ratably over four years from the date of grant, commonly referred to by DeVry as “full-value shares,” with an estimated value of $800,000; (ii) stock options with an estimated value of $210,000 that vest ratably over four years from the date of grant; and (iii) performance-based restricted stock units that vest on the third anniversary of the grant date, commonly referred to by DeVry as “performance shares,” with an estimated value of $90,000.

Mr. Wiggins will be paid a base salary at an annualized rate of $400,000.  Additionally, he will be eligible at the end of DeVry’s fiscal 2012 year for a prorated incentive payment under DeVry’s MIP targeted at 60% of his base salary with a maximum payout opportunity of 200% of his MIP target.

Item 7.01  Regulation FD Disclosure.

A copy of the news release issued by DeVry on December 14, 2011 announcing Mr. Wiggins’ appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01  Financial Statements and Exhibits.

10.1           Executive Employment Agreement with Timothy J. Wiggins, dated December 14, 2011

99.1           Press Release dated December 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	December 14, 2011	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement with Timothy J. Wiggins, dated December 14, 2011

99.1	Press Release dated December 14, 2011